EXHIBIT 99.1

Pat Conte/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

HAIN CELESTIAL ANNOUNCES COMPLETION OF
INDEPENDENT AUDIT COMMITTEE REVIEW

Lake Success, NY, November 16, 2016 - The Hain Celestial Group, Inc. (Nasdaq: HAIN), a leading organic and natural products company with operations in North America, Europe and India providing consumers with A Healthier Way of Life™, announced today that the Audit Committee of the Company’s Board of Directors has concluded its independent review with external counsel into concessions with respect to certain distributors in the United States. Hain Celestial had previously announced on August 15, 2016 that during the fourth quarter of fiscal year 2016 it had identified concessions that were granted to certain distributors in the United States and that the Audit Committee had retained independent counsel to assist in its independent review of such matter. The review, which was extensive, found no evidence of intentional wrongdoing in connection with the Company’s financial statements. Hain Celestial has begun to implement a remediation plan to strengthen its internal controls and organization.

“The Audit Committee is pleased to conclude our thorough review with independent counsel,” said Andrew R. Heyer, Chairman of the Audit Committee of Hain Celestial. “The Board of Directors believes this is an important step toward releasing the Company’s financial results.”

“Hain Celestial is committed to transparency of our financial reporting, and we are taking concrete measures to remediate as well as strengthen our internal controls. We are extremely pleased that the Company can now move forward with its reporting process as we put these challenges behind us,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “Our business is uniquely aligned with consumer habits and lifestyles, and we are excited about the fiscal year 2017 launch of our five new core platforms for growth.”

Hain Celestial will not be in a position to release financial results until the completion of the Company’s internal accounting review and the audit process. The Company is working diligently on this matter and will, as soon as reasonably practicable, make a further announcement regarding the timing of the release of its financial results.

Nasdaq Notification
In addition, the Company announced today that, as expected, it has received a notification letter dated November 11, 2016 from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with NASDAQ Listing Rule 5250(c)(1) because its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 was not filed on a timely basis with the Securities and Exchange Commission (the “SEC”). NASDAQ Listing Rule 5250(c)(1) requires the Company to timely file all required periodic financial reports with the SEC. The Company had previously announced that, on November 2, 2016, the Company received formal notice from the Staff that the Company had been granted an extension, through February 27, 2017, to file its periodic reports with the SEC.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions. These forward-looking statements include the Company’s beliefs or expectations relating to the filing of the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and the expected timing of its release of financial results. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include a material delay in the Company’s financial reporting, including the possibility that the Company will not be able to file its Annual Report on Form 10-K or Quarterly Report on Form 10-Q by February 27, 2017 or regain Nasdaq listing compliance, the possibility that one or more material weaknesses in the Company’s internal control over financial reporting may be identified in connection with the ongoing accounting review, the possibility that the ongoing accounting review may identify errors, which may be material, in the Company’s revenue recognition accounting, whether investors should no longer rely upon previously issued financial statements, and the risk that the Company may need to restate its financial statements. As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe and India. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Joya®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

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